UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

        Date of Report (Date of Earliest Event Reported): October 9, 2007
                                 ---------------


                            CIRCUIT CITY STORES, INC.
             (Exact name of registrant as specified in its charter)

                                    Virginia
                 (State or other jurisdiction of incorporation)


          001-05767                                  54-0493875
          ---------                                  ----------
 (Commission File Number)                         (I.R.S. Employer
                                                Identification Number)


                  9950 Mayland Drive, Richmond, Virginia 23233
               (Address of principal executive offices) (Zip Code)

                                 (804) 486-4000
              (Registrant's telephone number, including area code)

                                       N/A
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




                 Section 5 - Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On October 9, 2007, director Ursula O. Fairbairn informed Circuit City Stores, Inc. (the "Company") of her intention not to stand for re-election to the Company's Board of Directors.

Ms. Fairbairn indicated that her decision to resign was for personal reasons and not the result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

Ms. Fairbairn will continue to serve as a director of the Company until the expiration of her term at the Annual Meeting of Shareholders, which is expected to be held in June 2008.




                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            CIRCUIT CITY STORES, INC.



                            By:
                                     ------------------------------------------
                                     Reginald D. Hedgebeth
                                     Senior Vice President, General Counsel and
                                     Secretary


Dated:   October 15, 2007